Exhibit (a)

                   ARTICLES OF INCORPORATION
                               OF
                 LCM INTERNET GROWTH FUND, INC.


                           ARTICLE I

                          Incorporator

     The undersigned, Pamela M. Krill, whose post office address is Godfrey & Kahn, S.C., 780 North Water
Street, Milwaukee, Wisconsin 53202, being at least eighteen (18) years of age, does hereby act as incorporator to form a corporation under the general laws of the State of Maryland.


                           ARTICLE II

                              Name

     The name of the corporation is LCM Internet Growth
Fund, Inc. (the "Corporation").


                          ARTICLE III

                 Corporate Purposes and Powers

     The purpose for which the Corporation is formed is, without limitation, to act as a closed-end, management investment company pursuant to the Investment Company Act of 1940, as amended (the "1940
Act"), and to exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law, as amended from time to time (the "MGCL").


                           ARTICLE IV

              Principal Office and Resident Agent

     The post office address of the principal office of the Corporation in the State of Maryland is c/o The
Corporation Trust Incorporated, 32 South Street,
Baltimore, Maryland 21202-3242.  The name of the
Corporation's resident agent in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202-3242.

                           ARTICLE V

                         Capital Stock

     5.1  Authorized Shares.  The total number of
shares of capital stock which the Corporation shall have authority to issue is Five Hundred Million
(500,000,000) shares, all initially classified as one class called Common Stock, with a par value of one cent
($0.01) per share and with an aggregate par value of Five Million Dollars ($5,000,000).

     5.2 Power to Classify. The Board of Directors may classify or reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and, pursuant to such classification or reclassification, to increase or decrease the number of authorized shares of any existing class or series provided, however, that the total amount of shares of all classes or series shall not exceed the total number of shares of capital stock authorized in these Articles of Incorporation.

     5.3  Classes and Series.  Unless otherwise
provided by the Board of Directors prior to the issuance of shares, the shares of any and all classes and series of capital stock shall be subject to the following:

          (a)  Redesignation of Class or Series.  The
Board may change the designation of a class or series of shares of capital stock, whether or not shares of such class or series are issued and outstanding, provided that such change does not affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such class or series.

          (b)  Authorization of Stock Issuance.  The
Board of Directors may authorize the issuance and sale of any class or series of shares of capital stock from time to time in such amounts and on such terms and conditions, for such purposes and for such amounts or kind of consideration as the Board of Directors shall determine, subject to any limits required by then applicable law.

          (c) Assets, Liabilities, Income and Expenses of Each Class or Series. The assets and liabilities and the income and expenses for each class or series of shares of capital stock shall be attributable to that class or series. The income or gain and the expense or liabilities of the Corporation shall be allocated to each class or series as determined by or under the direction of the Board of Directors.

          (d)  Dividends and Distributions.  The
holders of each class or series of shares of capital stock of record as of a date determined by the Board of Directors from time to time shall be entitled, from funds or other assets legally available therefor, to dividends or distributions, payable in shares or in cash or both, in such amounts and at such times as may be determined by the Board of Directors. Dividends or distributions shall be paid on shares of a class or series only out of the assets belonging to that class or series. The amounts of dividends or distributions declared and paid with respect to the various classes or series of shares of capital stock and the timing thereof may vary among such classes and series.

          (e)  Liquidation.  If at any time there are
no shares outstanding for a particular class or series of capital stock, the Board of Directors may liquidate such class or series in accordance with applicable law.
In the event of the liquidation or dissolution of a class or series of shares when there are shares outstanding of such class or series, the stockholders of such class or series shall be entitled to receive, as a class or series, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class or series less the liabilities allocated to that class or series. The assets so distributed to the holders of a class or series of shares of capital stock shall be distributed among such holders in proportion to the number of shares of that class or series held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class or series, such assets shall be allocated to all classes or series in proportion to the net asset value of the respective class or series.

          (f)  Fractional Shares.  The Corporation may
issue fractional shares. Any fractional shares shall carry proportionately all the rights of whole shares, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends and distributions.

          (g) Voting Rights. On each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share, of stock standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof. In addition, all shares of all classes and series shall vote together as a single class; provided, however, that (i) when the MGCL or the 1940 Act requires that a class or series vote separately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected class and/or series and other classes and series shall vote as a single class, and (ii) unless otherwise required by the MGCL or the 1940 Act, no class or series shall have the right to vote on any matter which does not affect the interest of that class or series.

          (h)  Quorum.  The presence in person or by
proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast, without regard to class or series, shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes or series of capital stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class or series entitled to vote as a separate class or series on the matter shall constitute a quorum. If, at any meeting of the stockholders, there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall be present.

          (i)  Authorizing Vote.  Notwithstanding any
provision of the MGCL requiring a proportion greater than a majority of the votes of all classes or series of capital stock of the Corporation (or of any class or series of shares entitled to vote thereon as a separate class or series) to take or authorize any action, the Corporation is hereby authorized (subject to the requirements of the 1940 Act) to take such action upon the concurrence of a majority of the votes entitled to be cast by the holders of capital stock of the Corporation (or a majority of the votes entitled to be cast by the holders of a class or series as a separate class or series), unless a greater proportion is specified in these Articles of Incorporation.

          (j)  Preemptive Rights.  No holder of any
class or series of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of any class or series of capital stock which the Corporation may issue or sell
(whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of any class or series of capital stock of the Corporation acquired by it after the issue thereof, or otherwise), other than such right, if any, as the Board of Directors, in its sole discretion, may determine.


                           ARTICLE VI

                       Board of Directors

     6.1 Number of Directors. The initial number of directors of the Corporation shall be five (5), which may be increased or decreased in accordance with the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the MGCL. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders of the Corporation.

     6.2  Names of Directors.  The names of the
directors who will serve until the first annual meeting and until their successors are duly elected and qualified are as follows:

                       Michael R. Grady, Jr.
                       Barry J. Glasgow
                       Michael Radnor
                       David A. Schwering





     6.3 Removal of Directors. A director elected by the holders of shares of capital stock may be removed
(with or without cause), but only by action taken by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of capital stock then entitled to vote in an election to fill the directorship.

     6.4  Limits on Liability of Directors and
Officers. To the fullest extent permitted by the MGCL, subject to the requirements of the 1940 Act, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages. No amendment to these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission that occurred prior to such amendment or repeal.

     6.5  Indemnification of Directors and Officers.
The Corporation shall indemnify its directors and officers and make advance payment of related expenses to the fullest extent permitted by the MGCL, subject to the requirements of the 1940 Act. The By-Laws of the Corporation may provide that the Corporation shall indemnify its employees and/or agents in any manner and within such limits as permitted by applicable law.
Such indemnification shall be in addition to any other right or claim to which any director, officer, employee or agent may otherwise be entitled. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have had the power to indemnify against such liability. The rights provided to any person by this Article 6.5 shall be enforceable against the Corporation by such person who shall be presumed to have relied upon such rights in serving or continuing to serve in the capacities indicated herein. No amendment of these Articles of Incorporation shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

     6.6 Determination Binding. (a) Any determination made in good faith and consistent with applicable law, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors,
(i) as to the amount of assets, obligations or liabilities of the Corporation, (ii) as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, (iii) as to the amount of any reserves or charges set up and the propriety thereof, (iv) as to the time of or purpose for creating reserves, (v) as to the use, alteration or cancellation of any reserves or charges, (vi) as to the price of any security owned by the Corporation or (vii) as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and (b) any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting or the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision in these Articles of Incorporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act or
(ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     6.7  By-Law Amendments.  Subject to the
requirements of the 1940 Act, the Board of Directors of the Corporation is vested with the sole power, to the exclusion of the stockholders, to make, alter or repeal from time to time any of the By-Laws of the Corporation, except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors.

     6.8 Powers of Directors. The enumeration and definition of particular powers of the Board of Directors included herein shall in no way be limited or restricted by reference to or inference from the terms of any other clause or any other Article herein, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the MGCL now or hereafter in force.


                      ARTICLE VII

           Conversion to an Open-End Company

     Notwithstanding any other provision of these Articles of Incorporation, a favorable vote of the holders of at least sixty-six and two-thirds percent
(66 2/3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize an amendment to these Articles of Incorporation that makes the Common Stock or any other class or series of capital stock a "redeemable security" (as that term is defined in the 1940 Act) unless such action has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of directors fixed in accordance with the By-Laws of the Corporation, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.


                     ARTICLE VIII

          Merger, Sale of Assets, Liquidation

     Notwithstanding any other provision of these Articles of Incorporation, a favorable vote of the holders of at least sixty-six and two-thirds percent
(66 2/3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize (i) a merger or consolidation or statutory share exchange of the Corporation with any other corporation, (ii) a sale of all or substantially all of the assets of the Corporation (other than in the regular course of its investment activities), or (iii) a liquidation or dissolution of the Corporation, unless such action has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of directors fixed in accordance with the By-Laws of the Corporation, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

                           ARTICLE IX

                           Amendments

     The Corporation reserves the right from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation in any manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of these Articles of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by the MGCL or these Articles of Incorporation), the amendment or repeal of Sections
5.3(i), 6.1, 6.2, 6.3, 6.4, 6.5 or 6.7 or Articles VII,
VIII or IX of these Articles of Incorporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of capital stock of the Corporation entitled to vote on the matter.

     IN WITNESS WHEREOF, the undersigned incorporator of LCM Internet Growth Fund, Inc. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be her act.

     Dated this 21st day of August, 1998.


                                   /s/ Pamela M. Krill
                                   --------------------
                                   Pamela M. Krill